Exhibit 10.2
August 24, 2009
Cincinnati Financial Corporation
221 East Fourth Street
Cincinnati, OH 45202

Attn:	Eric Matthews
Phone:	(513) 870-2638
Email:	eric_mathews@cinfin.com

From:	Sean McMurray
Phone:	(412) 762-7765

Subject:	Reference #: 014c001_10033 — Confirmation of Swap Transaction dated as of August 24, 2009, between Cincinnati Financial Corporation and PNC Bank, National Association.
Dear Mr. Johnston:
The purpose of this letter agreement is to confirm the terms and conditions of the rate swap transaction (the “Transaction”) entered into between Cincinnati Financial Corporation (“COUNTERPARTY”) and PNC Bank, National Association (“PNC”) on the Trade Date specified below. By signing below, COUNTERPARTY acknowledges that it has consented to receive this Confirmation via electronic mail.
1.	The definitions and provisions contained in the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) and any addenda or revisions thereto, are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

2.	This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, that certain ISDA Master Agreement and related Schedule between COUNTERPARTY and PNC, dated as of April 10, 2001 (as amended, modified, renewed or restated from time to time, the “ISDA Master Agreement”). All provisions contained in or incorporated by reference in such ISDA Master Agreement shall govern this Confirmation, except as modified expressly below. In the event of any inconsistency between the provisions of such ISDA Master Agreement and this Confirmation, this Confirmation will govern for purposes of the Transaction.

3.	Each party represents to the other party that:
(a)	It is acting for its own account as principal, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary to permit it to evaluate the merits and risks of the Transaction. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction; it being understood that information and explanations related to the terms and conditions of the Transaction shall not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Transaction.

(b)	It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the risks of the Transaction.

(c)	The other party is not acting as a fiduciary for or an adviser to it in respect of the Transaction.

(d)	It has entered into the Transaction in connection with a line of its business and for purposes of hedging and not for the purpose of speculation.

Cincinnati Financial Corporation
August 24, 2009

4.	The terms of the Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Rate Swap Transaction

Notional Amount:	USD 49,000,000.00

Trade Date:	August 24, 2009

Effective Date:	August 29, 2009

Termination Date:	August 29, 2012.

Fixed Amounts:

Fixed Rate Payer:	COUNTERPARTY

Fixed Rate Payer Payment Dates:	The 29th day of each November, February, May and August (last calendar day in February), commencing on November 29, 2009 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate:	2.245%

Fixed Rate Day Count Fraction:	Actual / 360

Business Days:	New York

Floating Amounts:

Floating Rate Payer:	PNC

Floating Rate Payer Payment Dates:	The 29th day of each November, February, May and August (last calendar day in February), commencing on November 29, 2009 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate for Initial Calculation Period:	To be Determined

Reset Dates:	The 29th day of each November, February, May and August (last calendar day in February), commencing on August 29, 2009 and ending on May 29, 2012, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Option:	USD-LIBOR-BBA-Bloomberg; provided, however, that the reference to “London Banking Days” that appears in the 4th line of the definition of “USD-LIBOR-BBA-Bloomberg” is replaced with “New York Banking Days” (which for purposes of the Transaction means any day other than a Saturday or Sunday

Cincinnati Financial Corporation
August 24, 2009

or a legal holiday on which commercial banks are authorized or required by law to be closed for business in New York, New York) .

Designated Maturity:	Three (3) Months

Spread:	0%

Floating Rate Day Count Fraction:	Actual / 360

Business Days:	New York

Compounding:	Not Applicable

Additional Provisions:

Additional Termination Event:	The following event shall constitute an Additional Termination Event under the Master Agreement (and in such event, COUNTERPARTY shall be the sole Affected Party): that certain Credit Agreement, dated no later than August 31, 2009, between COUNTERPARTY and PNC (as amended, modified, supplemented, renewed or restated at any time from time to time): (a) matures or expires prior to the Termination Date, or (b) is terminated or cancelled prior to the Termination Date by any party for any reason.

General Terms:

Calculation Agent:	PNC

Jury Waiver:	EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CONFIRMATION OR THE TRANSACTION EVIDENCED HEREBY.

Governing Law:	The Transaction shall be governed by and construed in accordance with the laws of the State of New York, without reference to the choice of law doctrine.

Execution in Counterparts:	This Confirmation may be executed in counterparts, each of which shall be an original and both of which when taken together shall constitute the same agreement. Transmission by facsimile, e-mail or other form of electronic transmission of an executed counterpart of this Confirmation shall be deemed to constitute due and sufficient delivery of such counterpart.

Electronic Records and Signatures:	It is agreed by the parties that the use of electronic signatures and the keeping of records in electronic form be granted the same legal effect, validity and enforceability as a signature affixed by hand or the use of a paper-based record keeping system (as the case may be) to the extent and as provided for in any applicable law.

Cincinnati Financial Corporation
August 24, 2009

Payment Instructions:	Payments to PNC shall be made in immediately available funds to:

	Bank:	PNC Bank, Pittsburgh
	ABA #:	043-000-096
Account #:
	Account of: Attn.:	Investment Operations Derivative Products

Payments to COUNTERPARTY shall be made in immediately available funds to:

	Bank:	Fifth Third Bank
	ABA #:	042-000-314
Account #:
	Account of:	Cincinnati Financial

PAYMENT ADVICE NOTIFICATION SHALL BE DELIVERED VIA E-MAIL TO THE FOLLOWING ADDRESS:

E-Mail Address: eric_mathews@cinfin.com

Please confirm that the foregoing correctly sets forth the terms of our agreement concerning the Transaction by signing this Confirmation where indicated below and returning a signed copy to Milen Stanoev either by fax (at (412)768-2466), or by overnight delivery (c/o PNC Bank, National Association, One PNC Plaza — 9th Floor, 249 Fifth Avenue, Pittsburgh, PA 15222, Attn: Milen Stanoev), or by e-mail to: deriv_confirms@pnc.com, provided that you wish to return your signed copy by e-mail, please first contact your derivatives marketer.

Please retain a signed copy of this Confirmation for your records. Should you have any questions, please call Milen Stanoev at (412) 762-4746.

Yours Sincerely,	Accepted and agreed as of the date first above written:

PNC BANK, NATIONAL ASSOCIATION	CINCINNATI FINANCIAL CORPORATION

	By:	/S/ Steven J. Johnston

	Name:	Steven J. Johnston
	Title:	Chief Financial Officer